Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement pertaining to the Enviva Inc. Long-Term Incentive Plan of our reports dated March 1, 2023, with respect to the consolidated financial statements and schedule of Enviva Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Enviva Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

August 2, 2023